Exhibit 99.1

NEWS RELEASE

October 25, 2016

AVANGRID Reports Third Quarter 2016 Earnings Results

Revises 2016 Earnings Outlook, Maintains 8-10% Long-term Earnings CAGR and

Announces Execution of Renewables’ Safe Harbor Strategy for up to 2,000 MWs

(New Haven, CT – October 25, 2016) Today AVANGRID, Inc. (NYSE: AGR) reports its financial results for the third quarter of 2016, including consolidated net income of $109 million, or $0.35 per share, for the third quarter of 2016, compared to $54 million, or $0.22 per share, for the same period in 2015. For the first nine months of 2016, consolidated net income was $423 million, or $1.36 per share, compared to $171 million, or $0.68 per share, for the first nine months of 2015. AVANGRID’s reported results for the third quarter and first nine months of 2015 do not reflect the combination with UIL Holdings Corporation (“UIL”).

Adjusted to reflect the combination of AVANGRID with UIL and exclude certain merger-related costs in 2015, non-GAAP consolidated adjusted net income was $109 million, or $0.35 per share, for the third quarter of 2016, compared to $76 million, or $0.25 per share, for the same period in 2015. Adjusted to reflect the combination of AVANGRID with UIL and exclude the gain from the sale of equity investments, the impairment of an investment recorded in 2016, and certain merger-related costs recorded in 2015, the non-GAAP consolidated adjusted net income was $404 million, or $1.30 per share, for the first nine months of 2016, compared to $279 million, or $0.90 per share, for the first nine months of 2015. For additional information, see “Use of Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

Net income for the third quarter and first nine months of 2016 and 2015 on a U.S. GAAP basis are set forth below:

	Net Income (Loss) - $M
	Three Months ended September 30,			Nine Months ended September 30,
$M	2016	2015	‘16 vs ‘15	2016	2015	‘16 vs ‘15
Networks	$75	$67	$8	$319	$185	$134
Renewables	37	62	(24)	121	156	(35)
Other	(3)	(75)	72	(17)	(170)	153

Net Income	$109	$54	$56	$423	$171	$252

	Earnings (Loss) Per Share
	Three Months ended September 30,			Nine Months ended September 30,
	2016	2015	‘16 vs ‘15	2016	2015	16 vs ‘15
Networks	$0.24	$0.27	$(0.02)	$1.03	$0.73	$0.30
Renewables	0.12	0.25	(0.13)	0.39	0.62	(0.23)
Other	(0.01)	(0.30)	0.29	(0.05)	(0.67)	0.62

Earnings Per Share	$0.35	$0.22	$0.13	$1.36	$0.68	$0.69

Weighted-avg # of Shares (M):	309.5	252.2		309.5	252.2

Amounts may not add due to rounding

“Our financial performance in 2016 to date has been significantly better than last year,” said James P. Torgerson, chief executive officer of AVANGRID. “This reflects solid earnings in the underlying Networks and Renewables businesses, in part due to the results of our rate settlement in New York, and from higher wind production and the extension of the useful life of certain wind assets”

“Although results year to date were better than last year, we had set our expectations assuming normal wind and weather and the timely extension of leases for our wind farms. Those assumptions have not fully occurred and in conjunction with certain rate base adjustments, we are revising our 2016 earnings outlook accordingly,” added Torgerson. “We remain focused on our long-term plan to grow our earnings and are maintaining our 8-10% earnings CAGR (2014-2020). As we look to the remainder of this year and beyond, we will continue to execute on our capital expenditure plan, integration initiatives and the identification and implementation of best practices.”

“In addition, we have authorized the purchase in 2016 of equipment for up to 2,000 MWs of additional new wind generation and more than 350 MWs to repower certain existing wind turbines under Safe Harbor provisions to secure the full value of the production tax credits (PTCs). Also, we are contracting additional power purchase agreements as we continue to manage our merchant exposure,” added Torgerson.

Avangrid Networks

Avangrid Networks earned $75 million, or $0.24 per share, in the third quarter of 2016, compared to $67 million, or $0.27 per share, in the third quarter of 2015. For the first nine months of 2016, Avangrid Networks earned $319 million, or $1.03 per share, compared to $185 million, or $0.73 per share, for the first nine months of 2015. Earnings for the third quarter and first nine months of 2016 compared to 2015 benefitted primarily from improved revenues with growing rate base, the settlement of the NY rate case and lower uncollectibles expense.

The Avangrid Networks results for the third quarter and the first nine months of 2015 do not reflect the combination with UIL, and, as a result 2015 results are not directly comparable to 2016 results. Adjusted to reflect the combination of AVANGRID with UIL, Avangrid Networks earned $85 million and $282 million in the third quarter and the first nine months of 2015, respectively.

Avangrid Renewables

Avangrid Renewables earned $37 million, or $0.12 per share, in the third quarter of 2016, compared to $62 million, or $0.25 per share, in the third quarter of 2015. For the first nine months of 2016, Avangrid Renewables earned $121 million, or $0.39 per share, compared to $156 million, or $0.62 per share, in the first nine months of 2015. Earnings for the third quarter of 2016 compared to 2015 benefitted primarily from higher wind production and the extension of useful life of certain wind assets and were reduced by the impacts of lower mark-to-market and a higher effective tax rate, which partially offsets at Other/Corporate. The results for the third quarter 2015 were impacted by the settlement of intercompany interest with Other/Corporate that had no effect on consolidated results.

Earnings for the first nine months of 2016 compared to 2015 also reflected the positive impacts of higher wind production and the extension of useful life of certain wind assets. The results for the first nine months of 2016 and 2015 were impacted by certain transactions that had no effect on consolidated results. These transactions included the settlement of intercompany interest, mentioned above, and the settlement of an intercompany note with Other/Corporate, both favorable in 2015, and the impact of a higher effective tax rate in 2016.

Other

The results from AVANGRID’s gas storage & transportation business and AVANGRID’s corporate costs are included in “Other”. Other incurred a loss of $3 million, or $0.01 per share, for the third quarter of 2016, compared to a loss of $75 million, or $0.30 per share, in the third quarter of 2015. Results for the third quarter of 2015 include certain merger-related costs and the settlement of intercompany interest mentioned above. Earnings for the third quarter 2016 compared to 2015 benefitted from favorable mark-to-market impacts and lower tax expense.

For the first nine months of 2016, Other incurred a loss of $17 million, or $0.05 per share, compared to a loss of $170 million, or $0.67 per share, in the first nine months of 2015. Results for the first nine months of 2015 include certain merger-related costs and the intercompany transactions described above. Results for the first nine months of 2016 benefitted from the gains from the sale of Iroquois and other equity investments, lower tax expense, favorable gas transportation contracts and improved storage spreads.

The Other results for the third quarter and first nine months of 2015 do not reflect the combination with UIL, and, as a result 2015 results are not directly comparable to 2016 results. Adjusted to reflect the combination of AVANGRID with UIL, Other incurred a loss of $71 million and $159 million in the third quarter of 2015 and the first nine months of 2015, respectively.

Outlook

AVANGRID is revising its earnings outlook for 2016 to $1.95-$2.05 per share, compared to the previously reported estimate of $2.10-$2.20 per share. The revised outlook includes the on-going identification and implementation of best practices across all of the business segments. Details of the earnings components are summarized as follows and explained below.

Outlook - Estimated EPS (1)

	As of July 18, 2016	Revised
Networks	$1.56 - $1.62	$1.52 - $1.58
Renewables	$0.53 - $0.58	$0.51 - $0.54
Other(2)	$0.00 - $0.01	$(0.08) - $(0.07)
2016 AVANGRID	$2.10 - $2.20	$1.95 - $2.05

Amounts may not add due to rounding; Estimates are not expected to be additive

(1)	Assumes approx. 309.5 million shares outstanding
(2)	Includes Corporate and Gas Storage & Transportation

Networks

The revised estimate for Networks is $1.52-$1.58 per share, compared to the previously reported estimate of $1.56-$1.62 per share. The revision is due to certain rate base adjustments.

Renewables

The revised estimate for Renewables is $0.51-$0.54 per share, compared to the previously reported estimate of $0.53-$0.58 per share. The revision is due to lower than expected wind production, lower useful life adjustments related to the timing of lease extensions, and an operational change which moved Renewables power trading from the Gas Storage and Transportation business to Renewables.

Other

The revised estimate for Other is $(0.08)-$(0.07) per share, compared to the previously reported estimate of $0.00-$0.01 per share. The revision is due to lower volatility and prices driven by exceptionally warm weather and lower storage spreads and trading margin in the Gas Storage and Transportation business, along with the operational change mentioned above.

Webcast

AVANGRID will webcast an audio-only financial presentation in conjunction with releasing third quarter 2016 earnings, on Tuesday, October 25, 2016 beginning at 11:30 A.M. Eastern time. The webcast will feature presentations from AVANGRID’s CEO, James P. Torgerson and other members of the executive team, and can be accessed through the investor relations section of AVANGRID’s website at http://www.avangrid.com.

Contacts:

Analysts: Patricia Cosgel 203-499-2624

Media: Michael West Jr. 203-499-3858

Avangrid, Inc. (NYSE: AGR) is a diversified energy and utility company with more than $30 billion in assets and operations in 25 states. The company operates regulated utilities and electricity generation through two primary lines of business. Avangrid Networks includes eight electric and natural gas utilities, serving approximately 3.1 million customers in New York and New England. Avangrid Renewables operates 6.3 gigawatts of electricity capacity, primarily through wind power, in states across the United States. AVANGRID employs approximately 7,000 people. The company was formed through a merger between Iberdrola USA, Inc. and UIL Holdings Corporation in 2015. Iberdrola S.A. (Madrid: IBE), a worldwide leader in the energy industry, owns 81.5% of AVANGRID. For more information, visit www.avangrid.com.

Forward Looking Statements

Certain statements in this presentation may relate to our future business and financial performance and future events or developments involving us and our subsidiaries that are not purely historical and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “can,” “expects,” “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “is confident that” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. Such forward looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on our business, results of operations or financial condition. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation, the risks and uncertainties set forth under the section entitled “Risk Factors” and

“Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2015, and our Quarterly Report on Form 10-Q for the six months ended June 30,2016, which are on file with the Securities and Exchange Commission (SEC) and available on our investor relations website at www.avangrid.com and on the SEC website at www.sec.gov. Additional information will also be set forth in subsequent filings with the SEC. You should consider these factors carefully in evaluating for-ward looking statements. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this presentation whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, AVANGRID considers certain non-GAAP financial measures that are not prepared in accordance with U.S. GAAP, including adjusted net income and adjusted EPS. The non-GAAP financial measures we use are specific to AVANGRID and the non-GAAP financial measures of other companies may not be calculated in the same manner. We use these non-GAAP financial measures, in addition to U.S. GAAP measures, to establish operating budgets and operational goals to manage and monitor our business, evaluate our operating and financial performance and to compare such performance to prior periods and to the performance of our competitors. We believe that presenting such non-GAAP financial measures is useful because such measures can be used to analyze and compare profitability between companies and industries because it eliminates the impact of financing and certain non-cash charges. In addition, we present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance.

We provide adjusted net income, which is adjusted to reflect the full nine month proforma results of the merged UIL entities, the costs of the combination of AVANGRID with UIL, and the impairment of certain investments and excludes the sale of certain equity investments. We believe adjusted net income is more useful in understanding and evaluating actual and projected financial performance and contribution of AVANGRID lines of business and to more fully compare and explain our results. The most directly comparable U.S. GAAP measure to adjusted net income is net income. We also provide adjusted EPS, which is adjusted net income converted to an earnings per share amount. We have also provided adjusted net income and EPS after mark-to-market adjustments to reflect the effect on adjusted net income of mark-to-market changes in the fair value of derivative instruments used by AVANGRID to economically hedge market price fluctuations in related underlying physical transactions for the purchase and sale of electricity and gas.

The use of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, AVANGRID’s U.S. GAAP financial information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness, may be unique to AVANGRID, and should be considered only as a supplement to AVANGRID’s U.S. GAAP financial measures. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools. Non-GAAP financial measures are not primary measurements of our performance under U.S. GAAP and should not be considered as alternatives to operating income, net income or any other performance measures determined in accordance with U.S. GAAP.

Avangrid, Inc.

Condensed Consolidated Statements of Income

(In Millions except per share amounts)

(Unaudited)

	Three Months ended		Nine Months ended
	September 30,		September 30,
	2016	2015	2016	2015
Operating Revenues	$1,418	$1,048	$4,527	$3,214

Operating Expenses
Purchased power, natural gas and fuel used	312	211	961	754
Operations and maintenance	553	421	1,662	1,235
Impairment of non-current assets	—	3	—	10
Depreciation and amortization	203	163	621	525
Taxes other than income taxes	133	89	395	260

Total Operating Expenses	1,201	887	3,639	2,784

Operating Income	217	161	888	430

Other Income and (Expense)
Other income and (expense)	3	16	72	38
Earnings (losses) from equity method investments	2	(3)	4	(3)
Interest expense, net of capitalization	(60)	(64)	(212)	(191)

Income (Loss) Before Income Tax	162	110	752	274

Income tax expense	53	56	329	103

Net Income (Loss)	$109	$54	$423	$171

Earnings (Loss) per Common Share, Basic:	$0.35	$0.22	$1.36	$0.68

Earnings (Loss) per Common Share, Diluted:	$0.35	$0.22	$1.36	$0.68

Weighted-average Number of Common Shares Outstanding:
Basic	309,495,141	252,235,232	309,520,316	252,235,232
Diluted	309,999,846	252,235,232	310,013,987	252,235,232

Amounts may not add due to rounding

Avangrid, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
($M)	2016	2015
ASSETS
Current assets	$2,153	$2,474
Net property, plant & equipment in service	19,552	19,373
Total property, plant & equipment	21,124	20,711
Regulatory assets	3,110	3,314
Goodwill	3,113	3,115
Other assets	1,109	1,129

Total Assets	$30,609	$30,743

LIABILITIES AND EQUITY
Current liabilities	2,153	2,035
Regulatory liabilities	2,267	2,360
Other non-current liabilities	6,739	6,752
Non-current debt	4,399	4,530

Total Liabilities	15,558	15,677

EQUITY
Common stock	3	3
Additional paid-in-capital	13,652	13,653
Treasury stock	(4)	—
Retained earnings	1,471	1,449
Accumulated other comprehensive loss	(84)	(52)

Total Stockholders’ Equity	15,038	15,053

Noncontrolling interests	13	13
Total Equity	15,051	15,066

Total Liabilities & Equity	$30,609	$30,743

Amounts may not add due to rounding

Avangrid, Inc.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

	Nine Months Ended
	September 30,
$M	2016	2015
Cash Flow from Operating Activities:
Net income	$423	$171

Net Cash Provided by Operating Activities	1,216	963

Cash Flow from Investing Activities:
Capital expenditures	(1,036)	(670)
Contributions in aid of construction	55	25
Government grants	—	9
Proceeds from sale of property, plant and equipment	50	—
Proceeds from sale of equity method and other investment	57	3
Receipts from (payments to) affiliates	6	(8)
Other investments and equity method investments, net	3	28

Net Cash Used in Investing Activities	(865)	(613)

Cash Flow from Financing Activities:
Non-current note issuance	—	350
Repayments of non-current debt	(83)	(68)
Repayments of other short-term debt, net	(159)	—
Payments on tax equity financing arrangements	(75)	(59)
Repayments of capital leases	(6)	(5)
Repurchase of common stock	(4)	—
Issuance of common stock	(2)	—
Dividends paid	(267)	—

Net Cash (Used in) Provided by Financing Activities	(596)	218

Cash & cash equivalents, net	(245)	568

Cash & cash equivalents, beginning of period	427	482

Cash & cash equivalents, end of period	$182	$1,050

Amounts may not add due to rounding

Reconcilation of Non-GAAP Financial Measures

Earnings for the third quarter and first nine months of 2015 are adjusted below to reflect the combination of AVANGRID with UIL:

Avangrid, Inc.

Reconciliation of Non-GAAP Adjusted Net Income (Loss)

(Unaudited)

	Three Months ended September 30,			Nine Months ended September 30,
$M	2016	Adjusted 2015	Adjusted ‘16 vs ‘15	2016	Adjusted 2015	Adjusted ‘16 vs ‘15
Networks	$75	$67	$8	$319	$185	$134
Renewables	37	62	(24)	121	156	(35)
Other	(3)	(75)	72	(17)	(170)	153

Net Income	$109	$54	$56	$423	$171	$252
Adjustments:
Net income representing full nine months for UIL	—	16	(16)	—	89	(89)
Merger Costs	—	9	(9)	—	32	(32)
Sale of equity method and other investment	—	—	—	(36)	—	(36)
Impairment of investment	—	—	—	3	—	3
Income tax impact of adjustments*	—	(3)	3	14	(13)	27

Adjusted Net Income	$109	$76	$34	$404	$279	$125

Mark-to-market adjustment:
Renewables	(11)	(15)	4	(15)	(16)	1
Other	(6)	3	(9)	13	36	(23)

Adjusted Net Income After Mark-to-market Adjustment	$93	$64	$28	$403	$299	$104

*	2016: Income tax impact of adjustments: $14M from sale of equity method investment, $1M from sale of other investment and $(1)M on impairment of investment.
*	2015: Income tax impact of adjustments of $13M relate to merger costs.

	Non-GAAP Adjusted Net Income (Loss) - $M
	Three Months ended September 30,	Nine Months ended September 30,
	Adjusted 2015	Adjusted 2015
Networks	$85	$282
Renewables	62	156
Other	(71)	(159)

Adjusted Net Income	$76	$279

Mark-to-market adjustment:
Renewables	(15)	(16)
Other	3	36

Adjusted Net Income After Mark-to-market Adjustment	$64	$299

Avangrid, Inc.

Reconciliation of Non-GAAP Adjusted Earnings (Loss) Per Share (EPS)

(Unaudited)

	Three Months ended September 30,			Nine Months ended September 30,
	2016	Adjusted 2015	Adjusted ‘16 vs ‘15	2016	Adjusted 2015	Adjusted ‘16 vs ‘15
Networks	$0.24	$0.27	$(0.02)	$1.03	$0.73	$0.30
Renewables	0.12	0.25	(0.13)	0.39	0.62	(0.23)
Other	(0.01)	(0.30)	0.29	(0.05)	(0.67)	0.62

Earnings Per Share*	$0.35	$0.22	$0.13	$1.36	$0.68	$0.69
Adjustments:
Reduction for acquisition of UIL shares	—	(0.05)	0.05	—	(0.13)	0.13
Net income representing full nine months for UIL	—	0.06	(0.06)	—	0.29	(0.29)
Merger Costs	—	0.03	(0.03)	—	0.10	(0.10)
Sale of equity method and other investment	—	—	—	(0.12)	—	(0.12)
Impairment of investment	—	—	—	0.01	—	0.01
Income tax impact of adjustments*	—	(0.01)	0.01	0.05	(0.04)	0.09

Adjusted Earnings Per Share	$0.35	$0.25	$0.10	$1.30	$0.90	$0.40

Mark-to-market adjustment:
Renewables	(0.03)	(0.05)	0.02	(0.05)	(0.05)	0.00
Other	(0.02)	0.01	(0.03)	0.04	0.12	(0.07)

Adjusted Earnings Per Share After Mark-to-market Adjustment	$0.30	$0.21	$0.09	$1.30	$0.97	$0.33

* Pre-merger ‘15 EPS - based on 252.2 M shares Weighted-avg # of Shares (M):	309.5	309.1		309.5	309.5

Amounts may not add due to rounding

*	2016: EPS Income tax impact of adjustments: $0.05 from sale of equity method investment
*	2015: EPS Income tax impact of adjustments: $0.04 from merger costs

	Non-GAAP Adjusted Earnings (Loss) Per Share
	Three Months ended September 30,	Nine Months ended September 30,
	Adjusted 2015	Adjusted 2015
Networks	$0.27	$0.91
Renewables	0.20	0.50
Other	(0.23)	(0.51)

Adjusted Earnings per Share	$0.25	$0.90

Mark-to-market adjustment:
Renewables	(0.05)	(0.05)
Other	0.01	0.12

Adjusted Earnings Per Share After Mark-to-market Adjustment	$0.21	$0.97

Weighted-avg # of Shares (M):	309.1	309.5

Amounts may not add due to rounding